UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2012

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Fourth Avenue

Needham, Massachusetts 02494-2725

(Address of principal executive offices) (Zip Code)

(781) 433-0771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Recent Developments

Certain Recent Balance Sheet Data

While full financial information for the year ended December 31, 2011 is not yet available, Celldex Therapeutics, Inc. (the “Company”) is providing the following unaudited preliminary information for the year ended December 31, 2011 as an update.  The Company had cash, cash equivalents and short-term investments of approximately $53.3 million at December 31, 2011.  The preliminary financial data included in this report has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the foregoing preliminary financial data.  Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The foregoing selected, unaudited preliminary financial information is based upon the Company’s progress to date and does not present all necessary information for an understanding of the Company’s financial condition as of December 31, 2011 or its results of operations for the three months and year ended December 31, 2011.  The preparation and audit of the Company’s consolidated financial statements for the year ended December 31, 2011 is ongoing and could result in material changes to the financial results set forth above.

Recent Sale of Common Stock

In January 2011, the Company entered into a controlled equity offering sales agreement (the “Cantor Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may issue and sell up to 5,000,000 shares of its common stock from time to time through Cantor, acting as agent. The Company agreed to pay Cantor a commission of up to 5% of the gross proceeds from each sale and to reimburse Cantor for certain expenses incurred in connection with entering into the Cantor Agreement.  The Cantor Agreement terminates upon the sale of all 5,000,000 shares or upon ten day notice by either Cantor or the Company.

In January 2012, the Company sold 2,450,000 shares of common stock under the Cantor Agreement and raised $8.5 million in net proceeds.  Under the terms of the Cantor Agreement, the Company will have the ability to sell up to 1,975,000 shares of its common stock.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This report contains “forward-looking statements”, including statements relating to Celldex’s unaudited preliminary financial information. These statements are subject to significant risks and uncertainties; actual results could differ materially from those projected and Celldex cautions stockholders not to place undue reliance on the forward-looking statements contained in this report. These risks and uncertainties include, without limitation, risks and uncertainties related to the ongoing process of preparing and auditing the financial statements of Celldex and risks and uncertainties related to Celldex and its business which can be found in the “Risk Factors” section of Celldex’s Form 10-K, filed with the SEC on March 9, 2011. Celldex undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in Celldex’s expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: February 23, 2012	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer